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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                             --------------------



                                   FORM 8-K


                                Current Report


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  September 27, 1995


                              RYDER SYSTEM, INC.
            (Exact name of registrant as specified in its charter)


                 Florida                    1-4364              59-0739250
      (State or other jurisdiction        (Commission          (IRS Employer
            of Incorporation)             File Number)       Identification No.)


   3600 N.W. 82nd Avenue, Miami, Florida                          33166
 (Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code:           (305) 593-3726
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Item 5.          Other Events


        On September 27, 1995, management of Ryder System, Inc. (the "Company") commented upon expectations for the Company's earnings for the three-month period ending September 30, 1995. A copy of the Company's press release dated September 27, 1995, follows:

RYDER MANAGEMENT COMMENTS ON THIRD-QUARTER EARNINGS EXPECTATIONS

        MIAMI, FLORIDA, September 27, 1995 -- The management of Ryder System, Inc. (NYSE:R) issued the following statement today concerning expectations for third-quarter earnings:

        Pretax earnings of Ryder's principal logistics, full service truck leasing and truck rental operating units are expected to be about the same in the third quarter of 1995 as they were in the third quarter of 1994, before separation and relocation costs arising from the implementation of reengineering initiatives. It is the company's expectation that the operating performance of these business units will compare favorably with third-quarter performance of other companies in the transportation sector.

        Revenue for the company as a whole is expected to be higher in the quarter, compared with the same period last year. Higher revenue in the logistics and full service truck leasing businesses, however, will be offset by lower margins resulting from lower vehicle utilization and continued high levels of investment in the businesses.

        The separation and relocation costs incurred by the company are associated with organizational changes in its Consumer Truck Rental and Commerical Leasing & Services business units. These changes are part of a long-term program to reengineer the company in order to both enhance customer service and reduce costs. Costs associated with the changes will total $10 million to $15 million, pretax, in the third quarter.

        In addition, the current Teamster strike against Ryder Automotive Operations, Inc. will significantly impact reported results for the Automotive Carrier Division. The company now estimates that the division will report a pretax loss in excess of $10 million for the third quarter.

        Because of these negative impacts, Ryder expects to report third quarter net earnings that will be lower than net earnings in the third quarter last year. However, these negative impacts are expected to provide benefits in the future. Distribution of currently stockpiled new vehicles after the Teamster strike is settled should increase both revenue and earnings in Ryder's Automotive Carrier Division. Furthermore, the strategic restructuring in the Consumer Truck Rental and Commercial Leasing & Services business units should result in lower costs, beginning in the fourth quarter of this year.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     September 27, 1995



                                                RYDER SYSTEM, INC.


                                                By:     /s/ Edward R. Henderson
                                                        -----------------------
                                                Name:   Edward R. Henderson
                                                Title:  Senior Division Counsel
                                                        and Assistant Secretary